Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC.

ANNOUNCES 2013 FOURTH QUARTER

AND RECORD ANNUAL EARNINGS

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (February 7, 2014) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, announces its 2013 fourth quarter and record annual profits. The Company’s common stock is listed for trading on the Over-the-Counter (OTC) Bulletin Board under the ticker symbol EFSI.

Fourth Quarter and Annual 2013 Highlights:

	Q4	Annual
Net income (000’s)	$1,849	$7,158
Diluted EPS	$0.54	$2.10
Net Interest Margin	4.17%	4.24%
Net Loan Growth (000’s)	$7,439	$27,265
Allowance for loan losses to total loans		1.24%
Total equity to assets		11.36%

John R. Milleson, President and CEO, stated, “While it is certainly gratifying to again report record annual earnings, much of our attention, energy and focus lie on the months ahead with continued efforts to build market share in Loudoun County. As usual, we will remain committed to strong financial performance for our shareholders while at the same time enhancing products, services and delivery channel alternatives to improve our competitiveness and better serve our customers in our current and expanding market areas.”

Income Statement Review

Net income for the quarter ended December 31, 2013 was $1.8 million reflecting an increase of 17.0% from the quarter ended December 31, 2012. Net income was $7.2 million for the year ended December 31, 2013 which represented an increase of 9.3% when compared to net income for the same period in 2012. These increases resulted mostly from reduced loan loss provisions.

Net interest income for the quarter ended December 31, 2013 was $5.6 million, which represented a decrease of 0.7% when compared to $5.7 million for the same period in 2012. Net interest income for the year ended December 31, 2013 was $22.5 million which represented a decrease of 3.2% when compared to $23.2 million in 2012. This decrease in net interest income for the year resulted mainly from the decline in the yields of the Company’s earning assets.

Total loan interest income was $5.4 million for the quarter ended December 31, 2013, reflecting a decrease of $122,000 from the quarter ended December 31, 2012. Total loan interest income was $21.5 million for the year ended December 31, 2013, reflecting a decrease of $1.1 million from the year ended December 31, 2012. Average loans for the quarter ended December 31, 2013 were $441.1 million compared to $420.2 million for the same period in 2012. Average loans for the year ended December 31, 2013 were $430.0 million compared to $420.8 million for 2012. The tax equivalent yield on average loans for the quarter ended December 31, 2013 was 4.89%, down 37 basis points from the same time period in 2012. The tax equivalent yield on average loans for the year ended December 31, 2013 was 5.03%, down 36 basis points from 2012. Interest income from the investment portfolio was $826,000 thousand for the quarter ended December 31, 2013, reflecting a decrease of 11.5% when compared to $933,000 for the same period in 2012. Interest income from the investment portfolio was $3.5 million for the year ended December 31, 2013 and $4.0 million for the same period in 2012.

Total interest expense was $614,000 for the three months ended December 31, 2013 and $814,000 for three months ended December 31, 2012. Total interest expense for the year ended December 31, 2013 was $2.6 million, representing a decrease of $799,000 or 23.6% from the year ended December 31, 2012. The average cost of interest bearing liabilities decreased 18 basis points when comparing the quarter ended December 31, 2013 to the same time period in 2012. The average cost of interest bearing liabilities decreased 18 basis points when comparing the year ended December 31, 2013 to the same time period in 2012. The average balance of interest bearing liabilities decreased $13.4 million from the quarter ended December 31, 2012 to the same period in 2013. The average balance of interest bearing liabilities decreased $12.2 million from the year ended December 31, 2012 to the same period in 2013. The decline in interest bearing liabilities for both periods resulted mostly from the December 2013 prepayment of a $10.0 million advance with Federal home Loan Bank of Atlanta.

The net interest margin was 4.17% for the quarter ended December 31, 2013. When compared to the quarter ended December 31, 2012, the net interest margin decreased 14 basis points. The net interest margin was 4.24% for the year ended December 31, 2013. When compared to the year ended December 31, 2012, the net interest margin decreased 23 basis points. This decrease was attributable to the decreased yield on interest earning assets as higher yielding assets had been repriced or replaced at lower current market rates.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Noninterest income was $1.5 million for the quarters ended December 31, 2013 and 2012. Noninterest income was $7.5 million for the year ended December 31, 2013 and $6.1 million for the same period in 2012. The Company incurred several one-time events during 2013, including the sale of the Bank’s merchant processing business. The sale of the merchant portfolio resulted in a net gain of $399,000. Total proceeds from the transaction of $450,000 are reflected in other service charges and fees while broker, legal and other related expenses are reflected in non-interest expense. Additionally, in April of 2013, the Company received a signing bonus of $121,000 from its current debit card vendor for extending its contract and remaining exclusive to this provider. This income is also reflected in the other service charges and fees line item. Also during 2013, the Company recorded $254,000 of income related to the termination of a bank owned life insurance policy. Net gains of $465,000 and $45,000 were recognized on the sales investment securities for the years ended December 31, 2013 and 2012, respectively.

Noninterest expense was $5.7 million for the quarter ended December 31, 2013 and $5.0 million for the quarter ended December 31, 2012. Noninterest expense was $20.4 million and $18.5 million for the years ended December 31, 2013 and 2012, respectively. Increases in noninterest expense resulted from the staffing and occupancy costs related to the addition of the Bank’s newest retail branch in Purcellville, VA. The branch opened in May of 2013. Salaries and employee benefits for the Purcellville branch for the year ended December 31, 2103 were approximately $300,000 while occupancy expenses were $150,000. Noninterest expense was also negatively impacted by the Company’s election to prepay a $10.0 million outstanding advance with the Federal Home Loan Bank of Atlanta. A $612,000 prepayment fee was incurred by the Company in December 2013 in conjunction with the repayment of the advance. Net losses related to the sales of OREO were $139,000 for the year ended December 31, 2013 while net gains of $13,000 were realized on the sales of OREO for the same period in 2012. Increases in various other operating expenses relate to the Company’s overall growth and expansion efforts and include increases in telephone, postage, advertising, FDIC assessment fees, ATM network fees and computer software expenses.

Asset Quality and Provision for Loan Losses

Loan loss recoveries were $767,000 for the three months ended December 31, 2013, compared loan loss provisions of $10,000 for the quarter ended December 31, 2012. There were no provisions for loan losses made the year ended December 31, 2013, compared to $1.7 million for the year ended December 31, 2012. The ratio of allowance for loan losses to total loans was 1.24% at December 31, 2013 and 1.57% at December 31, 2012. The ratio of allowance for loan losses to total nonaccrual loans was 124.4% at December 31, 2013 and 272.5% at December 31, 2012. The amount of provision for loan losses reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. The decreased provision for the quarter and the year mostly resulted from the decrease in the amount of specific allocations required for impaired loans. During the year, several impaired loan balances were either partially or completely charged off. At December 31, 2013, impaired loans totaled $13.7 million and had related specific allocations of $1.5 million. At December 31, 2012, impaired loans totaled $15.3 million and had related specific allocations of $2.4 million.

Nonperforming assets increased slightly from $5.6 million or 0.94% of total assets at December 31, 2012 to $6.1 million or 1.04% of total assets at December 31, 2013. This increase resulted mostly from the increase in nonaccrual loans. Total nonaccrual loans totaled $4.4 million at December 31, 2013 and $2.4 million at December 31, 2012. During the fourth quarter of 2013, the Bank placed seven loans totaling $1.1million on nonaccrual status. The majority of the nonaccrual loans are secured by real estate and management evaluates the financial condition of these borrowers and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these nonaccrual loans. Loans greater than 90 days past due and still accruing decreased from $208,000 at December 31, 2012 to $11,000 at December 31, 2013. Other real estate owned decreased from $2.9 million at December 31, 2012 to $1.6 million at December 31, 2013. During 2013, the Company sold six pieces of other real estate owned totaling $1.3 million.

The Company realized $463,000 in net charge-offs for the quarter ended December 31, 2013 versus $1.4 million for the same period in 2012. The Company realized $1.1 million in net charge-offs for the year ended December 31, 2013 versus $3.8 million for 2012. The 2013 loan charge offs were concentrated in residential real estate loans while the 2012 loan charge offs were concentrated in larger balance commercial real estate loans. The Company continues to operate a troubled credit group to monitor past due loans, identify potential problem credits, and develop action plans to work through its troubled loans as promptly as possible. Asset quality remains a primary concern of the Company. Necessary resources continue to be devoted to the ongoing review of the loan portfolio and the workouts of problem assets to minimize any losses to the Company. Management will continue to monitor delinquencies, risk rating changes, charge-offs, market trends and other indicators of risk in the Company’s portfolio, particularly those tied to residential and commercial real estate, and adjust the allowance for loan losses accordingly.

Total Consolidated Assets

Total consolidated assets of the Company at December 31, 2013 were $584.4 million, which represented a decrease of $8.9 million or 1.5% from total assets of $593.3 million at December 31, 2012. Total loans increased $26.2 million from $418.1 million at December 31, 2012 to $444.3 million at December 31, 2013.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, increased $10.5 million to $487.6 million at December 31, 2013 from $477.1 million at December 31, 2012. The Company held $9.9 million in brokered deposits at December 31, 2013 and 2012.

Securities sold under agreement to repurchase decreased $10.0 million from December 31, 2012. Securities sold under agreement to repurchase were $10.0 million at December 31, 2012. Borrowings with the Federal Home Loan Bank of Atlanta were $22.3 million at December 31, 2013 and $32.3 million at December 31, 2012. In December of 2013, the Company elected to prepay a $10.0 million outstanding advance with the Federal Home Loan Bank of Atlanta.

Equity

Shareholders’ equity was $66.4 million at December 31, 2013 and $63.7 million at December 31, 2012. The book value of the Company at December 31, 2013 was $19.57 per common share. Total common shares outstanding were 3,409,831 at December 31, 2013. On January 15, 2014, the board of directors declared a $0.19 per common share cash dividend for shareholders of record as of January 27, 2014 and payable on February 14, 2014.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	4Q13	3Q13	2Q13	1Q13	4Q12

Net Income (dollars in thousands)	$1,849	$1,505	$2,001	$1,803	$1,581
Earnings per share, basic	$0.54	$0.44	$0.59	$0.54	$0.47
Earnings per share, diluted	$0.54	$0.44	$0.59	$0.53	$0.47

Return on average total assets	1.25%	1.03%	1.40%	1.27%	1.08%
Return on average total equity	11.13%	9.25%	12.51%	11.42%	9.95%
Dividend payout ratio	35.19%	43.18%	32.20%	35.19%	40.43%
Fee revenue as a percent of total revenue	19.29%	21.34%	25.86%	20.02%	20.32%

Net interest margin(1)	4.17%	4.28%	4.28%	4.29%	4.31%
Yield on average earning assets	4.61%	4.73%	4.76%	4.81%	4.91%
Yield on average interest-bearing liabilities	0.65%	0.66%	0.69%	0.75%	0.83%
Net interest spread	3.96%	4.07%	4.07%	4.06%	4.08%
Tax equivalent adjustment to net interest income (dollars in thousands)	$174	$180	$186	$192	$198

Non-interest income to average assets	1.00%	1.09%	1.73%	1.36%	1.05%
Non-interest expense to average assets	3.82%	3.55%	3.48%	3.23%	3.41%

Efficiency ratio(2)	77.75%	69.63%	60.18%	62.71%	60.91%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio and sales of repossessed assets. The tax rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and a reconciliation of net interest income to tax equivalent net interest income. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	4Q13	3Q13	2Q13	1Q13	4Q12
BALANCE SHEET RATIOS
Loans to deposits	91.12%	92.32%	92.19%	89.59%	87.63%
Average interest-earning assets to average-interest bearing liabilities	147.11%	145.62%	145.49%	152.08%	139.30%
PER SHARE DATA
Dividends	$0.19	$0.19	$0.19	$0.19	$0.19
Book value	$19.57	$19.36	$19.13	$19.36	$19.11
Tangible book value	$19.57	$19.36	$19.13	$19.36	$19.11
SHARE PRICE DATA
Closing price	$22.50	$23.75	$23.35	$22.10	$22.00
Diluted earnings multiple(1)	10.42	13.49	9.89	10.42	11.70
Book value multiple(2)	1.15	1.23	1.22	1.14	1.15
COMMON STOCK DATA
Outstanding shares at end of period	3,409,831	3,400,711	3,388,005	3,372,080	3,352,523
Weighted average shares outstanding	3,405,215	3,393,519	3,373,353	3,367,689	3,348,630
Weighted average shares outstanding, diluted	3,416,841	3,405,225	3,383,748	3,378,369	3,359,611
CAPITAL RATIOS
Total equity to total assets	11.36%	11.21%	11.00%	11.17%	10.74%
CREDIT QUALITY
Net charge-offs to average loans	0.10%	0.06%	0.09%	0.00%	0.33%
Total non-performing loans to total loans	1.00%	0.98%	0.59%	0.79%	0.63%
Total non-performing assets to total assets	1.04%	1.10%	0.89%	1.08%	0.94%
Non-accrual loans to:
total loans	0.99%	0.94%	0.55%	0.64%	0.58%
total assets	0.76%	0.71%	0.41%	0.47%	0.41%
Allowance for loan losses to:
total loans	1.24%	1.53%	1.60%	1.64%	1.57%
non-performing assets	90.41%	104.64%	133.55%	110.88%	118.38%
non-accrual loans	124.36%	162.70%	291.48%	256.07%	272.45%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$11	$147	$201	$631	$208
Non-accrual loans	4,413	4,129	2,394	2,718	2,414
Other real estate owned and repossessed assets	1,646	2,144	2,630	2,928	2,934
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$493	$385	$403	$42	$1,516
(Recoveries)	(30)	(125)	(37)	(42)	(122)
Net charge-offs (recoveries)	463	260	366	—	1,394
PROVISION FOR LOAN LOSSES (dollars in thousands)	$(767)	$—	$384	$383	$10
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$6,718	$6,978	$6,960	$6,577	$7,961
Provision	(767)	—	384	383	10
Net charge-offs (recoveries)	463	260	366	—	1,394
Balance at the end of period	$5,488	$6,718	$6,978	$6,960	$6,577

(1)	The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited 12/31/2013	Unaudited 9/30/2013	Unaudited 6/30/2013	Unaudited 3/31/2013	Audited 12/31/2012

Assets
Cash and due from banks	$14,243	$17,686	$10,632	$21,829	$48,690
Federal funds sold	—	—	—	—	—
Securities available for sale, at fair value	104,790	104,753	109,145	115,001	105,531
Loans, net of allowance for loan losses	438,785	431,346	429,379	416,890	411,520
Bank premises and equipment, net	17,214	17,231	17,287	16,834	16,545
Other assets	9,348	12,489	19,230	10,292	10,990

Total assets	$584,380	$583,505	$585,673	$580,846	$593,276

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$147,698	$143,156	$135,802	$135,650	$134,871
Savings and interest bearing demand deposits	240,749	230,581	234,430	227,876	231,249
Time deposits	99,140	100,790	103,080	109,554	110,981

Total deposits	$487,587	$474,527	$473,312	$473,080	$477,101
Federal funds purchased and securities sold under agreements to repurchase	—	—	5,616	—	10,000
Federal Home Loan Bank advances	22,250	32,250	32,250	32,250	32,250
Trust preferred capital notes	7,217	7,217	7,217	7,217	7,217
Other liabilities	920	4,093	2,860	3,429	3,002
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$517,974	$518,087	$521,255	$515,976	$529,570

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,482	8,449	8,417	8,376	8,340
Surplus	11,537	11,276	10,935	10,636	10,424
Retained earnings	46,082	44,879	44,018	42,657	41,494
Accumulated other comprehensive income	305	814	1,048	3,201	3,448

Total shareholders’ equity	$66,406	$65,418	$64,418	$64,870	$63,706

Total liabilities and shareholders’ equity	$584,380	$583,505	$585,673	$580,846	$593,276

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Interest and Dividend Income
Interest and fees on loans	$5,410	$5,532	$21,530	$22,589
Interest on federal funds sold	—	—	—	—
Interest and dividends on securities available for sale:
Taxable interest income	490	511	2,055	2,187
Interest income exempt from federal income taxes	296	335	1,241	1,383
Dividends	40	87	187	384
Interest on deposits in banks	5	14	23	23

Total interest and dividend income	$6,241	$6,479	$25,036	$26,566

Interest Expense
Interest on deposits	$259	$368	$1,142	$1,586
Interest on federal funds purchased and securities sold under agreements to repurchase	—	90	31	360
Interest on Federal Home Loan Bank advances	275	276	1,094	1,120
Interest on trust preferred capital notes	80	80	318	318

Total interest expense	$614	$814	$2,585	$3,384

Net interest income	$5,627	$5,665	$22,451	$23,182
Provision For Loan Losses	(767)	10	—	1,660

Net interest income after provision for loan losses	$6,394	$5,655	$22,451	$21,522

Noninterest Income
Income from fiduciary activities	$257	$237	$1,186	$963
Service charges on deposit accounts	367	397	1,453	1,509
Other service charges and fees	747	828	3,864	3,404
(Loss) Gain on the sale of bank premises and equipment	—	—	(1)	—
Gain on sales of AFS securities	65	30	465	45
Other operating income	44	39	495	206

Total noninterest income	$1,480	$1,531	$7,462	$6,127

Noninterest Expenses
Salaries and employee benefits	$2,974	$2,699	$11,451	$10,634
Occupancy expenses	355	289	1,291	1,147
Equipment expenses	169	163	666	665
Advertising and marketing expenses	127	123	548	470
Stationery and supplies	71	58	274	289
ATM network fees	159	132	616	528
Other real estate owned expenses	10	305	40	362
FDIC assessment	90	90	375	292
Computer software expense	160	31	664	463
Professional fees	223	315	1,013	1,072
Other operating expenses	1,323	776	3,429	2,618

Total noninterest expenses	$5,661	$4,981	$20,367	$18,540

Income before income taxes	$2,213	$2,205	$9,546	$9,109
Income Tax Expense	364	624	2,388	2,559

Net income	$1,849	$1,581	$7,158	$6,550

Earnings Per Share
Net income per common share, basic	$0.54	$0.47	$2.11	$1.97

Net income per common share, diluted	$0.54	$0.47	$2.10	$1.96

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended
	December 31, 2013			December 31, 2012
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	$69,686	$2,100	3.01%	$66,614	$2,383	3.58%
Tax-Exempt (1)	35,577	1,782	5.01%	37,976	2,015	5.31%

Total Securities	$105,263	$3,882	3.69%	$104,590	$4,398	4.20%
Loans:
Taxable	$432,857	$21,300	4.92%	$411,944	$21,807	5.29%
Non-accrual	3,972	—	0.00%	3,540	—	0.00%
Tax-Exempt (1)	4,222	249	5.89%	4,756	301	6.34%

Total Loans	$441,051	$21,549	4.89%	$420,240	$22,109	5.26%
Federal funds sold	—	—	0.00%	—	—	0.00%
Interest-bearing deposits in other banks	9,393	21	0.23%	19,824	56	0.28%

Total earning assets	$551,735	$25,452	4.61%	$541,114	$26,563	4.91%
Allowance for loan losses	(6,694)			(7,389)
Total non-earning assets	42,670			47,137

Total assets	$587,711			$580,862

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$82,926	$88	0.11%	$86,445	$151	0.17%
Money market accounts	90,733	115	0.13%	84,314	187	0.22%
Savings accounts	61,901	32	0.05%	54,474	32	0.06%
Time deposits:
$100,000 and more	36,777	206	0.56%	44,171	330	0.75%
Less than $100,000	63,363	590	0.96%	69,577	764	1.10%

Total interest-bearing deposits	$335,700	$1,031	0.31%	$338,981	$1,464	0.43%
Federal funds purchased and securities sold under agreements to repurchase	1	—	0.00%	10,000	360	3.60%
Federal Home Loan Bank advances	32,141	1,090	0.39%	32,250	1,096	3.40%
Trust preferred capital notes	7,217	317	0.44%	7,217	318	4.41%

Total interest-bearing liabilities	$375,059	$2,438	0.65%	$388,448	$3,238	0.83%

Noninterest-bearing liabilities:
Demand deposits	142,203			124,004
Other Liabilities	4,535			5,193

Total liabilities	$521,797			$517,645
Shareholders’ equity	65,914			63,217

Total liabilities and shareholders’ equity	$587,711			$580,862

Net interest income		$23,015			$23,325

Net interest spread			3.96%			4.08%
Interest expense as a percent of average earning assets			0.44%			0.60%
Net interest margin			4.17%			4.31%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Year Ended
	December 31, 2013			December 31, 2012
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	$72,630	$2,242	3.09%	$70,134	$2,571	3.67%
Tax-Exempt (1)	36,692	1,881	5.13%	39,281	2,095	5.33%

Total Securities	$109,322	$4,123	3.77%	$109,415	$4,666	4.26%
Loans:
Taxable	$422,692	$21,352	5.05%	$413,281	$22,387	5.42%
Non-accrual	2,921	—	0.00%	2,731	—	0.00%
Tax-Exempt (1)	4,423	269	6.09%	4,786	306	6.39%

Total Loans	$430,036	$21,621	5.03%	$420,798	$22,693	5.39%
Federal funds sold	—	—	0.00%	92	—	0.00%
Interest-bearing deposits in other banks	10,048	23	0.23%	9,420	23	0.24%

Total earning assets	$546,485	$25,767	4.72%	$536,994	$27,382	5.10%
Allowance for loan losses	(6,957)			(8,393)
Total non-earning assets	40,573			39,698

Total assets	$580,101			$568,299

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$83,889	$103	0.12%	$80,500	$140	0.17%
Money market accounts	87,809	120	0.14%	84,241	210	0.25%
Savings accounts	59,114	30	0.05%	52,635	39	0.07%
Time deposits:
$100,000 and more	38,232	241	0.63%	48,065	380	0.79%
Less than $100,000	65,900	648	0.98%	71,810	817	1.14%

Total interest-bearing deposits	$334,944	$1,142	0.34%	$337,251	$1,586	0.47%
Federal funds purchased and securities sold under agreements to repurchase	1,064	31	2.91%	10,174	360	3.54%
Federal Home Loan Bank advances	32,223	1,094	3.40%	32,960	1,120	3.40%
Trust preferred capital notes	7,217	317	4.39%	7,217	318	4.41%

Total interest-bearing liabilities	$375,448	$2,584	0.69%	$387,602	$3,384	0.87%

Noninterest-bearing liabilities:
Demand deposits	136,242			115,667
Other Liabilities	3,581			3,864

Total liabilities	$515,271			$507,133
Shareholders’ equity	64,830			61,166

Total liabilities and shareholders’ equity	$580,101			$568,299

Net interest income		$23,183			$23,998

Net interest spread			4.03%			4.23%
Interest expense as a percent of average earning assets			0.47%			0.63%
Net interest margin			4.24%			4.47%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012

GAAP Financial Measurements:
Interest Income - Loans	$5,410	$5,445	$5,342	$5,331	$5,532
Interest Income - Securities and Other Interest-Earnings Assets	831	849	880	947	947
Interest Expense - Deposits	259	269	287	326	368
Interest Expense - Other Borrowings	355	355	353	377	446

Total Net Interest Income	$5,627	$5,670	$5,582	$5,575	$5,665

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$21	$22	$24	$25	$26
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	153	158	162	167	172

Total Tax Benefit on Tax-Exempt Interest Income	$174	$180	$186	$192	$198

Tax-Equivalent Net Interest Income	$5,801	$5,850	$5,768	$5,767	$5,863